UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2020 (November 19, 2020)

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 East Broad Street	Columbus	Ohio	43215-3976
(Address of principal executive offices)			(Zip Code)
(614) 464-5000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common shares, without par value	STFC	The NASDAQ Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 19, 2020, State Auto Financial Corporation (the “Company” or “STFC”), together with its parent State Automobile Mutual Insurance Company (“State Auto Mutual”) and its wholly-owned subsidiary State Auto Property and Casualty Insurance Company (“State Auto P&C”), entered into a new change of control agreement (the “New LaRocco COC Agreement”) with Michael E. LaRocco, the Company's President and Chief Executive Officer. The New LaRocco COC Agreement will be effective January 1, 2021, and replace his previous change of control agreement (the “Prior LaRocco COC Agreement”), which was scheduled to expire on December 31, 2020.

Additionally, on November 19, 2020, STFC, together with State Auto Mutual and State Auto P&C, entered into new change of control agreements (each of which is hereinafter referred to as a “New Executive COC Agreement”) with certain of its executive officers, including Named Executive Officers Steven E. English (Senior Vice President and Chief Financial Officer), Kim B. Garland (Senior Vice President, Personal and Commercial Lines, State Auto Labs), Paul M. Stachura (Senior Vice President and Chief Care Officer) and Gregory A. Tachetti (Senior Vice President and Chief Information and Strategy Officer) (each of whom is hereinafter referred to as the “Executive”). The New Executive COC Agreements with the Executives will be effective December 1, 2020, and replace their previous change of control agreements (“Prior Executive COC Agreement”) which were scheduled to expire on November 30, 2020. Each of the New Executive COC Agreements entered into by the Executives are identical in all respects.

The Company believes that change of control arrangements represent an important element of its overall corporate strategy and executive compensation principles to establish and maintain a sound and vital management team and are essential for protecting and enhancing the interests of the Company and its shareholders. The New LaRocco COC Agreement and the New Executive COC Agreement were approved by the Company’s Compensation Committee.
As used herein, “State Auto” collectively refers to STFC, State Auto P&C, State Auto Mutual and each of their respective present and future insurer subsidiaries and affiliates.

Under the New LaRocco COC Agreement and the New Executive COC Agreement a “Change of Control” generally includes the following with respect to STFC:

(1)	The acquisition by any person of beneficial ownership of 30% or more of STFC’s outstanding voting securities;

(2)
A change in the composition of the board of directors of STFC such that a majority of the directors (i) are not currently serving directors of STFC, or (ii) were not nominated by the Nominating and Governance Committee of STFC, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating and Governance Committee of STFC;

(3)	A merger involving STFC where STFC’s shareholders immediately prior to the merger own 50% or less of the combined voting power of the surviving entity immediately after the merger; or

(4)	A sale or other disposition of all or substantially all of the assets of STFC.

Under the New LaRocco COC Agreement and the New Executive COC Agreement, a “Change of Control” generally includes the following with respect to State Auto Mutual:

(1)
An affiliation or merger involving State Auto Mutual which results in a change to the composition of the board of directors of State Auto Mutual or its successor such that a majority of the directors (i) are not currently serving directors of State Auto Mutual, or (ii) were not nominated by the Nominating and Governance Committee of State Auto Mutual, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating and Governance Committee of State Auto Mutual; or

(2)
A conversion of State Auto Mutual to a stock corporation which results in a change to the composition of the board of directors of State Auto Mutual or its successor such that a majority of the directors (i) are not currently serving directors of State Auto Mutual, or (ii) were not nominated by the Nominating and Governance Committee of State Auto Mutual, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating and Governance Committee of State Auto Mutual.

New LaRocco COC Agreement

Similar to the Prior LaRocco COC Agreement, the New LaRocco COC Agreement provides for certain benefits to be paid to Mr. LaRocco in connection with a change of control and/or termination of employment with the Company under the circumstances described below.
The New LaRocco COC Agreement is for a term commencing on the effective date, January 1, 2021, and ending on December 31, 2022. However, if a Change of Control (as defined above) occurs during this term, then the term will automatically extend for 36 months from such Change of Control. The New La Rocco COC Agreement will terminate if Mr. LaRocco’s employment terminates prior to a Change of Control.

Under the LaRocco New COC Agreement, STFC and State Auto Mutual, or their respective successors, must provide severance benefits (as described below) to Mr. LaRocco if his employment is terminated other than on account of Mr. LaRocco’s death, disability, or involuntary termination for Cause (as defined in the New LaRocco COC Agreement):

(1)	By STFC or State Auto Mutual at any time within 24 months after a Change of Control;

(2)	By Mr. LaRocco for Good Reason (as defined in the New LaRocco COC Agreement) at any time within 24 months after a Change of Control; or

(3)
By STFC or State Auto Mutual at any time after an agreement has been reached with an unaffiliated third party, the performance of which agreement would result in a Change of Control involving such third party, if such Change of Control is actually consummated within 12 months after the date of such termination.

Mr. LaRocco's severance benefits payable under the New LaRocco COC Agreement include:

(1)	A lump-sum cash payment equal to 2.99 times Mr. LaRocco’s annual base salary;

(2)	Equity awards, stock options and any other type of compensation award held by Mr. LaRocco becomes exercisable or vest upon a Change of Control;

(3)
A lump-sum cash payment equal to 2.99 times Mr. LaRocco's Annual Award (as defined in the New LaRocco COC Agreement). Mr. LaRocco is also entitled to receive a prorated annual incentive payment for the year in which the termination occurs;

(4)	An amount equal to State Auto's then current monthly per employee cost of providing State Auto's health insurance benefit multiplied by 36; and

(5)	Out-placement benefits in an amount up to a maximum of $35,000 plus travel expense of up to $5,000.

The Boards of Directors of STFC and State Auto Mutual (collectively, the "Boards") may, in their discretion, require Mr. LaRocco to repay State Auto all or any portion of the severance benefits described above if: (i) the Company is required to prepare an accounting restatement or amend a previously filed financial statement due to Mr. LaRocco's error; (ii) Mr. LaRocco violates any non-competition, non-solicitation or confidentiality covenant applicable to him and for the benefit of State Auto, including such covenants included in the New LaRocco COC Agreement; (iii) it is later discovered that Mr. LaRocco engaged in conduct detrimental to State Auto during the employment term which has a material adverse effect on State Auto as determined by the Board of Directors of State Auto Mutual, in its discretion; or (iv) (A) the amount of any of the severance benefits was calculated based upon the achievement of certain financial results of State Auto that were subsequently the subject of a financial statement restatement by State Auto; (B) Mr. LaRocco engaged in conduct detrimental to State Auto that caused or substantially contributed to the need for the financial statement restatement by State Auto; and (C) the amount of Mr. LaRocco’s severance benefits would have been lower than the amount actually awarded to him had the financial results been properly reported. If the Boards determine that Mr. LaRocco engaged in fraudulent conduct, then the Boards must seek repayment of the severance benefits.

The terms of any future clawback provisions adopted by the Boards in any other agreement are incorporated into the New LaRocco COC Agreement. In addition to the terms and conditions set forth in the New LaRocco COC Agreement, Mr. LaRocco has agreed that any amounts payable or paid to him under the New LaRocco COC Agreement are subject to the terms of any clawback policy of the Boards.

In the event Mr. LaRocco’s contractual severance payments and benefits would be subject to any excise tax, then such payments and benefits will be reduced to the extent necessary so that STFC will not have to pay an excess severance parachute payment and Mr. LaRocco will not be subject to an excise tax, but only if the effect of such reduction would be to place Mr. LaRocco in a better after-tax position than Mr. LaRocco would have been in had no such reduction been effected.

The New LaRocco COC Agreement provides that, for a period of five years from the date of a Change of Control, STFC will provide Mr. LaRocco with coverage under a standard directors’ and officers’ liability insurance policy at its expense, and will indemnify, hold harmless, and defend Mr. LaRocco to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by Mr. LaRocco in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of STFC or any subsidiary.

The Company must pay the cost of counsel (legal and accounting) for Mr. LaRocco in the event he is required to take any action to enforce any of the rights granted under the New LaRocco COC Agreement. In addition, Mr. LaRocco is entitled to prejudgment interest on any amounts found to be due to him in connection with any action taken to enforce his rights under the New LaRocco COC Agreement at a rate equal to the prime commercial rate of STFC’s principal bank or its successor in effect from time to time plus four percent.

Under the New LaRocco COC Agreement, Mr. LaRocco has agreed to maintain the confidence of, and not to disclose to others, assist others in the application of, or use for his own personal gain, any confidential information of State Auto for the duration of the New LaRocco COC Agreement and following the termination of Mr.LaRocco’s employment with State Auto for any reason.

New Executive COC Agreement

Similar to the Prior Executive COC Agreement, the New Executive COC Agreement provides for certain benefits to be paid to Executive in connection with a change of control and/or termination of employment with the Company under the circumstances described below.
The New Executive COC Agreement is for a term commencing on the effective date, December 1, 2020, and ending on December 1, 2023. However, if a Change of Control (as defined above) occurs during this term, then the term will automatically extend for 36 months from such Change of Control. The New Executive COC Agreement will terminate if the Executive’s employment terminates prior to a Change of Control.

If either the Company or State Auto Mutual undergoes a Change of Control, and if the Executive then becomes entitled to receive Severance Benefits (as discussed below), then State Auto or its respective successor will pay or provide the following “Severance Benefits” to the Executive:

(1)	A lump-sum cash payment equal to two times the Executive’s annual base salary;

(2)	Equity awards, stock options and any other type of compensation award held by Executive becomes exercisable or vest upon a Change of Control;

(3)	A lump-sum cash payment equal to two times the Executive's Annual Award. Executive. is also entitled to receive a prorated annual incentive payment for the year in which the termination occurs;

(4)	Out-placement benefits in an amount equal to 15% of the Executive’s annual base salary plus up to $5,000 for job search travel expenses; and

(5)	A lump-sum cash payment equal to 24 times State Auto’s then current monthly per employee cost of providing State Auto’s health insurance benefit.
The Executive will become eligible for the above described Severance Benefits if, during the term of the New Executive COC Agreement:

(1)	Executive’s employment is terminated by all State Auto companies for any reason other than for cause or the death or disability of Executive, within 24 months after a Change of Control; or

(2)	Executive terminates his employment for Good Reason (as defined in the New Executive COC Agreement) within 24 months after a Change of Control; or

(3)
Executive’s employment is terminated by all State Auto companies for any reason other than for cause or the death or disability of the Executive after an agreement has been reached with an unaffiliated third party, the performance of which agreement would result in a Change of Control involving such third party, if such Change of Control is actually consummated within 12 months after the date of such termination.

The Board may, in its discretion, require Executive to repay to State Auto all or any portion of the amounts paid as Severance Benefits if: (i) the Company is required to prepare an accounting restatement or amend a previously filed financial statement due to Executive's error; (ii) Executive violates any non-competition, non-solicitation or confidentiality covenant applicable to him and for the benefit of State Auto, including such covenants included in the New Executive COC Agreement; (iii) it is later discovered that Executive engaged in conduct detrimental to State Auto during the employment term which has a material adverse effect on State Auto as determined by the Board of Directors of State Auto Mutual, in its discretion; or (iv) (A) the amount of any of the severance benefits was calculated based upon the achievement of certain financial results of State Auto that were subsequently the subject of a financial statement restatement by State Auto; (B) Executive engaged in conduct detrimental to State Auto that caused or substantially contributed to the need for the financial statement restatement by State Auto; and (C) the amount of Executive’s severance benefits would have been lower than the amount actually awarded to him had the financial results been properly reported. Notwithstanding the foregoing, if the Boards determine that the Executive engaged in fraudulent conduct, then the Boards will seek repayment of the Severance Benefits.
The terms of any clawback provision adopted by the Boards in any other agreement are incorporated into the New Executive COC Agreement. In addition to the terms and conditions set forth in the New Executive COC Agreement, Executive agrees that any amounts payable or paid to Executive under this Agreement will be subject to the terms of any clawback policy of the Boards.
In the event the Executive’s contractual severance benefits were subject to any excise tax, then such payment will be reduced to the extent necessary so as not cause State Auto to have paid an Excess Parachute Payment (as defined in the New Executive COC Agreement) and so that the Executive will not be subject to an excise tax but only if the effect of such reduction would be to place Executive in a better after-tax position than Executive would have been in had no such reduction been effected.
The New Executive COC Agreement provides that, for a period of five years after a Change of Control, State Auto will provide the Executive with coverage under a standard directors’ and officers’ liability insurance policy at its expense, and will indemnify, hold harmless, and defend the Executive to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by the Executive in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of State Auto.
State Auto must pay the cost of counsel (legal and accounting) for the Executive in the event he is required to take any action to enforce any of the rights granted under the Executive COC Agreement. In addition, the Executive is entitled to prejudgment interest on any amounts found to be due to him in connection with any action taken to enforce his rights under the New Executive COC Agreement at a rate equal to the prime commercial rate of the Company’s principal bank or its successor in effect from time to time plus four percent.

Under the New Executive COC Agreement, the Executive has agreed to maintain the confidence of, and not to disclose to others, assist others in the application of, or use for his own personal gain, any confidential information of State Auto for the duration of the New Executive COC Agreement and following the termination of Executive’s employment with State Auto for any reason.

The foregoing summaries are qualified in their entirety by reference to the New LaRocco COC Agreement and the New Executive COC Agreement which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

See Exhibit Index

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (formatted as inline XBRL).
10.01	Executive Change of Control Agreement dated as of November 19, 2020, among State Auto Financial Corporation, State Auto Property & Casualty Insurance Company, State Automobile Mutual Insurance Company and Michael E. LaRocco
10.02	Form of Executive Change of Control Agreement dated as of November 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: November 25, 2020	/s/ Melissa A. Centers
Senior Vice President, Secretary and General Counsel